Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to the Quarterly Report of Curtiss-Wright Corporation (the "Company") on Form 10-Q/A for the period ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David C. Adams, as Chairman and Chief Executive Officer of the Company, and Glenn E. Tynan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David C. Adams

David C. Adams
Chairman and Chief Executive Officer
May 24, 2019

/s/ Glenn E. Tynan

Glenn E. Tynan
Vice President and Chief Financial Officer
May 24, 2019